UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 3, 2008, Accentia Biopharmaceuticals, Inc. (the “Company”) announced that the Company has elected not to appeal the NASDAQ Stock Market’s Staff determination to delist the Company’s shares of common stock from the NASDAQ Capital Market. As previously reported, the Company received notice from the NASDAQ Stock Market dated October 24, 2008, notifying the Company that it is not in compliance with Rule 4310(c)(3)(B), requiring a minimum $35 million market value. As a result, at the opening of business on November 4, 2008, shares of the Company will open for trading listed on the Pink Sheets, an electronic quotation service for securities traded over-the-counter. The Company’s stock ticker symbol will remain the same (“ABPI”). The Company believes its shares will only temporarily trade on the Pink Sheets, as the Company expects one of its market makers to file an application (on Form 211) with the OTC Bulletin Board (“OTCBB”) to transfer the quotation of its common stock to the OTCBB. The Company believes its shares are eligible to be quoted on the OTCBB, as it is current with its filings with the SEC and all other applicable regulatory authorities. A copy of a press release of the Company dated November 3, 2008 is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: November 3, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 3, 2008 titled: “Accentia Biopharmaceuticals Announces Pending Delisting from NASDAQ”